                                                                    EXHIBIT 10.3

                                      LEASE

                            STAG II KANSAS CITY, LLC

                                  AS LANDLORD,

                                       AND

                           DAYTON SUPERIOR CORPORATION

                                    AS TENANT

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                                TABLE OF CONTENTS

Article                                                                     Page
-------                                                                     ----
     I    Basic Terms....................................................     1
    II    Lease of Premises..............................................     3
   III    Initial Construction of Premises...............................     5
    IV    Annual Fixed Rent..............................................     5
     V    Additional Rent................................................     5
    VI    Maintenance, Use, and Alterations of the Premises..............     8
   VII    Insurance and Indemnification..................................    14
  VIII    Assignment and Subletting......................................    15
    IX    Default and Remedies...........................................    17
     X    Casualty and Condemnation......................................    21
    XI    Landlord's Financing...........................................    21
   XII    Miscellaneous..................................................    23
  XIII    Special Provisions.............................................    26


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ARTICLE I: BASIC TERMS

     1.1 Reference Subjects. The following terms used in this Lease shall have the meanings set forth below.

Date of Lease:               October __, 2005

Landlord:                    STAG II Kansas City, LLC, a Delaware limited
                             liability company

Tenant:                      Dayton Superior Corporation, an Ohio corporation

Property:                    The land known and numbered as 636 South 66th
                             Terrace, Kansas City, Kansas, more particularly
                             described on Exhibit A.

Premises:                    The entire building or buildings at the Property
                             (the "Building"), containing approximately 56,580
                             rentable square feet, and all other improvements on
                             or above the surface of the Property.

Tenant's Percentage Share:   100%

Term Commencement Date:      The date of this Lease.

Rent Commencement Date:      The date of this Lease.

Term Expiration Date:        The last day of the tenth (10th) Lease Year. The
                             first Lease Year of the Term shall commence on the
                             Term Commencement Date and end on the last day of
                             the month in which the first (1st) anniversary of
                             the Rent Commencement Date shall occur (unless the
                             Rent Commencement Date shall occur on the first day
                             of a month, in which case the first Lease Year
                             shall end on the day before the first (1st)
                             anniversary of the Rent Commencement Date).
                             Subsequent Lease Years shall commence on the day
                             after the last day of the first Lease Year or an
                             anniversary thereof, and shall end on an
                             anniversary of the last day of the first Lease
                             Year.

Permitted Uses:              Manufacturing, warehouse and distribution uses,
                             together with office uses ancillary to such uses.

Security Deposit:            $87,300.

Tenant's Guarantor:          None.

Annual Fixed Rent:           See Exhibit B.

Additional Rent:             See Article V.

Broker(s)                    None.

Exhibits                     Schedule 9.10 Letter of Credit Requirements

                             A: Property
                             B: Annual Fixed Rent
                             C: Rules and Regulations
                             D. Insurance, Casualty, and Condemnation Provisions
                             E. Subordination, Non-Disturbance and Attornment
                                Agreement

ARTICLE II: LEASE OF PREMISES

     2.1 Premises. Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord for the Term, subject to and with the benefit of the terms, covenants and conditions of this Lease, and of rights, agreements, easements and restrictions of record applicable to the Property, all of which Tenant shall perform and observe insofar as the same are applicable to the Premises. As appurtenant to the Premises, Tenant shall have the right to the exclusive use of the roof for telecommunications equipment and all portions of the Property at and above grade level, but Tenant shall not have any right of access, control over or other ability to use any portion of the Property below grade level.

     2.2 Term.

     (a) The term of this Lease (the "Term") shall begin on the Term Commencement Date and shall end on the Term Expiration Date, subject to extension as set forth below.

     (b) Tenant shall have the right to extend the Term for two periods of five
(5) years, on the terms and conditions set forth below. To exercise the extension option, Tenant shall notify Landlord in writing at least twelve (12) months prior to the then scheduled expiration of the Term. Failure to timely deliver such notice shall be deemed an irrevocable election by Tenant not to extend the Term, and Tenant shall have no further right to extend the Term. If Tenant timely delivers such notice, then all of the terms and conditions of the Lease in effect immediately prior to such extension shall apply during the extension period, except that Tenant shall have no right to extend the Term beyond the end of the second extension period and the Annual Fixed Rent during such extension period shall be the Fair Market Rent therefor, determined as provided below, but not less than the Annual Fixed Rent applicable to the Premises immediately before such extension. If Tenant shall exercise the extension option in accordance with this Section, the provisions of this Section shall be self-operative, but upon request by either party after determination of the Annual Fixed Rent for the extension period the parties shall execute an agreement specifying the Annual Fixed Rent for the extension period and acknowledging the extension of the Term.

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Notwithstanding the foregoing, Tenant's exercise of any option to extend the
Term shall be void, at Landlord's election, if either at the time the option is exercised or at the time the extension period is to commence, (i) Tenant is in default under the Lease, or (ii) there exists a sublease or subleases of more than 25% of the square footage of the Building in the aggregate, or (iii) the originally named Tenant hereunder has assigned or transferred its interest in this Lease (except for an assignment or transfer that does not require Landlord's consent under the terms of this Lease).

     (c) As used herein, the "Fair Market Rent" shall mean the annual fair market rent for the Premises, ascertained for a term coterminous with the time period for which the Fair Market Rent is to be effective, under the terms of this Lease, determined as though the Premises were in the condition then existing or in such better condition as such space is required to be maintained hereunder. Not later than ten (10) months prior to the commencement of the extension period, Landlord shall notify Tenant in writing of Landlord's determination of the Fair Market Rent. Within thirty (30) days after receipt of such notice, Tenant shall notify Landlord whether Tenant accepts or disputes Landlord's determination of Fair Market Rent, which notice of dispute shall include Tenant's determination of the Fair Market Rent (the failure to timely dispute being deemed Tenant's acceptance of Landlord's determination).

     (d) If Tenant so disputes Landlord's determination, such dispute shall be resolved in accordance with the following procedure. Within thirty (30) days after receipt of Tenant's notice disputing Landlord's determination, Landlord and Tenant shall mutually appoint as an arbitrator a licensed real estate broker with at least ten years experience as a broker of comparable properties in the area or if they cannot agree upon such arbitrator, either party may apply to the office of the American Arbitration Association ("AAA") for appointment of such an arbitrator. The arbitrator shall be charged to determine the Fair Market Rent in accordance with this Section, within sixty (60) days after the arbitrator is appointed, by selecting either of the final estimates of the Fair Market Rent provided by Landlord and Tenant at the commencement of the hearing. The arbitrator shall have no authority or jurisdiction to make any other determination of such amount. The arbitration shall be conducted in accordance with the commercial arbitration rules of the AAA insofar as such rules are not inconsistent with the provisions of this Lease (in which case the provisions of this Lease shall govern). The cost of the arbitrator shall be borne equally by the parties. If the AAA shall cease to provide arbitration for commercial disputes in Wichita, Kansas or Kansas City, Missouri, the arbitrator shall be appointed by any successor organization providing substantially the same services, and in the absence of such an organization, by a court of competent jurisdiction under the arbitration act of the State of Kansas. For any extension period during which the applicable Fair Market Rent is in dispute hereunder, Tenant shall make payment on account of Annual Fixed Rent at the rate set forth in Landlord's notice above, and the parties shall adjust for over or under-payments within thirty days after the decision of the arbitrator is announced.

ARTICLE III: DELIVERY OF PREMISES

     3.1 Delivery of Premises. The Premises are demised and leased subject to the existing state of the title as of the Term Commencement Date.

     3.2 Existing Conditions. Tenant acknowledges that Tenant or its affiliates owned and occupied the Premises prior to the Term Commencement Date and that it has inspected the

Premises and accepts the same in the condition they are in on the Term Commencement Date, it being expressly agreed that neither Landlord nor any person acting under Landlord has made or implied any representations or warranties concerning this Lease, the Premises, or their condition or suitability for Tenant's use. To the extent permitted by applicable law, Tenant waives any right or remedy otherwise accruing to Tenant on account of the condition or suitability of the Premises, or title to the Premises, and Tenant agrees that it takes the Premises "as-is," with all faults and without any such representation or warranty, including any implied warranties.

ARTICLE IV: RENT

     4.1 Annual Fixed Rent. Commencing on the Rent Commencement Date and on the first day of each subsequent calendar month during the Term, Tenant shall pay to Landlord the Annual Fixed Rent set forth in on Exhibit B hereto in lawful money of the United States, in advance and without offset, deduction, or prior demand. The Annual Fixed Rent shall be payable at Landlord's Address or at such other place or to such other person as Landlord may designate in writing from time to time.

ARTICLE V: ADDITIONAL RENT

     5.1 Additional Rent. All sums payable by Tenant under this Lease other than Annual Fixed Rent shall be deemed "Additional Rent." The term "rent" shall mean Annual Fixed Rent and Additional Rent. Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Annual Fixed Rent.

     5.2 Real Estate Taxes. Tenant covenants and agrees to pay when due, directly to the relevant taxing authority, as Additional Rent, all Taxes.

     "Taxes" shall mean all taxes, assessments, betterments, excises, user fees and all other governmental charges and fees of any kind or nature, or impositions or agreed payments in lieu thereof or voluntary payments made in connection with the provision of governmental services or improvements of benefit to the Building or the Property (including any so-called linkage, impact or voluntary betterment payments), and all penalties and interest thereon (if due to Tenant's failure to make timely payments on account of Taxes), assessed or imposed against the Premises or the property of which the Premises are a part (including without limitation any personal property taxes levied on such property or on fixtures or equipment used in connection therewith), or upon Landlord by virtue of its ownership thereof, other than a federal or state income tax of general application, during the Term of the Lease. If during the Term the present system of ad valorem taxation of property shall be changed so that, in lieu of or in addition to the whole or any part of such ad valorem tax, there shall be assessed, levied or imposed on such property or Premises or on Landlord any kind or nature of federal, state, county, municipal or other governmental capital levy, income, sales, franchise, excise or similar tax, assessment, levy, charge or fee (as distinct from the federal and state income tax in effect on the Term Commencement Date) measured by or based in whole or in part upon Building valuation, mortgage valuation, rents or any other incidents, benefits or measures of real property or real property operations and imposed on owners of real estate generally, then any and all of such taxes, assessments, levies, charges and fees shall be included within the term Taxes, but only to the extent the same are applicable to the Premises.

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     Tenant may seek a reduction in the assessed valuation (for tax purposes) of the Property provided the same is done by and at Tenant's sole cost and expense and after written notice to Landlord, and Landlord agrees that it shall cooperate in good faith with Tenant's reasonable requests in connection with any such proceeding. Tenant may defer payment of any contested Taxes; provided that Tenant's deferral is in compliance with applicable law permitting such deferral. Tenant shall be entitled to all refunds associated with Tenant's successful prosecution of any such proceeding. If required by applicable law, Landlord shall join in any proceeding referred to in this paragraph; provided, however, Tenant shall indemnify and save Landlord harmless from any costs and expenses associated with such proceedings.

     If Landlord shall receive a refund of any Taxes paid by Tenant, Landlord shall reimburse Tenant the amount of said refund after deducting therefrom the actual reasonable out of pocket costs and expenses incurred in connection therewith.

     5.3 INTENTIONALLY OMITTED.

     5.4 Utilities. Tenant shall pay all charges and deposits for gas, water, sewer, electricity, telecommunications, and other energy, utilities and services used or consumed on the Premises during the Term. It is understood and agreed that Landlord (i) shall be under no obligation whatsoever to furnish any such services to the Premises and (ii) shall not be liable for (nor suffer any reduction in any rent on account of) any interruption or failure in the supply of the same.

     5.5 Personal Property Taxes. Tenant shall pay when due, directly to the relevant taxing authority, all taxes charged against trade fixtures, furnishings, equipment, inventory, or any other personal property belonging to Tenant. Tenant shall use its best efforts to have its personal property taxed separately from the Premises. If any of Tenant's personal property shall be taxed with the Premises, Tenant shall pay Landlord the taxes for such personal property within thirty days after Tenant receives a written statement from Landlord for such personal property taxes.

     5.6 Method of Payment. Tenant agrees to pay the Annual Base Rent to Landlord in advance in equal monthly installments by the first day of each calendar month during the Term. Tenant shall make a ratable payment of Annual Base Rent and Additional Rent (to the extent applicable) for any period of less than a month at the beginning or end of the Term. All payments of Annual Base Rent, and all payments of Additional Rent and other sums due and payable to Landlord, shall be paid in current U.S. exchange by check drawn on a Clearinghouse Bank at the address of Landlord set forth in Section 12.1 or such other place as Landlord may from time to time direct (or if requested by Landlord, by electronic fund transfer), without demand, set-off or other deduction.

     5.7 Net Lease. This Lease is an absolutely triple net lease to Landlord. It is the intent of the parties hereto that the Annual Fixed Rent payable under this Lease shall be an absolutely net return to Landlord and that Tenant shall pay all costs and expenses relating to the Premises except as otherwise expressly set forth in this Lease. Without limiting the generality of the preceding sentence, Tenant shall at its sole cost and expense (which expense shall be deemed Additional Rent hereunder) be responsible for payment of all Taxes, all electricity, telecommunication service, gas, water, sewer, telephone, refuse disposal, and other charges for utilities and services supplied to the Premises, insurance costs, amounts due under any Title Document (defined below) and all costs of cleaning, maintaining and repairing the Premises in accordance with the terms of this Lease. Any amount or obligation herein relating to the Premises that is not expressly declared to be that of Landlord shall be deemed to be an obligation of Tenant to be performed by Tenant at Tenant's expense and Tenant shall indemnify Landlord against, and hold Landlord harmless from, the same, and Tenant's liability for the payment of any of the same which shall become payable during the Term is hereby expressly provided to survive the Term. Annual Fixed Rent, Additional Rent, and all other sums payable hereunder by Tenant, shall be paid without notice or demand, and without set off, counterclaim, recoupment, abatement, suspension, deduction, or defense (other than payment) whatsoever, so that this Lease shall yield net to Landlord the Annual Fixed Rent under all circumstances and conditions whether now or hereinafter existing and whether or not within the contemplation of the parties. Except as otherwise expressly set forth in this Lease with respect to certain events of casualty or condemnation, Tenant shall in no event have any right to terminate this Lease. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the Annual Fixed Rent, the Additional Rent, and all other sums payable by Tenant hereunder shall continue to be payable in all events, and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. As used herein, the term "Title Documents" means any and all easements, covenants, conditions, and restrictions, industrial park association agreements, and other agreements, encumbrances, and restrictions of record affecting all or part of the Premises, as the same may now exist, or as the same may hereafter be created or amended without materially expanding the obligations of Tenant without Tenant's approval (which approval shall not be unreasonably withheld), but excluding any mortgage.

     5.7 True Lease. Landlord and Tenant agree that the parties intend this Lease to constitute a lease and not a financing arrangement. Each party shall reflect the transaction represented hereby in all applicable books, records and reports (including income tax filings) in a manner consistent with "true lease" treatment rather than "financing" treatment, subject to future modifications of accounting or tax rules or guidelines and subject to contrary determinations or positions by governmental agencies or the like.

ARTICLE VI: MAINTENANCE, USE, AND ALTERATIONS OF PREMISES

     6.1 Landlord's Structural Repair Obligations. Except as set forth in Exhibit D, Section II and Exhibit D, Section V attached hereto, Landlord shall have no obligation to repair or maintain the Building or Premises. Tenant hereby waives the benefit of any present or future law that provides Tenant the right to repair the Premises or Building at Landlord's expense or to terminate this Lease because of the condition of the Building or the Premises. Notwithstanding anything to the contrary in this paragraph, Tenant shall be solely responsible for the cost of (a) any repair or capital replacement arising from an overburdening of any building system or component or any other act or omission of Tenant, its employees, agents, contractors, or invitees or from a failure by Tenant to perform its maintenance and repair obligations under this Lease, and
(b) any alterations, additions, improvements, repairs, or replacements that are performed by or on behalf of Tenant.

     6.2 Tenant's Repair and Maintenance Obligations. Except as set forth in Exhibit D Section II and Exhibit D, Section V attached hereto, Tenant shall clean, maintain, repair and secure the Premises, all improvements and appurtenances thereto, all access areas thereof, and all utilities, facilities, installations and equipment used in connection therewith, and shall pay all costs and expenses of so doing, keeping the Premises in good order, repair and condition, reasonable wear and tear, and damage by casualty and taking (to the extent provided in Article X only) excepted. Without limiting the generality of the foregoing, Tenant shall keep the foundation of the Building, all exterior walls, structural walls, the roof of the Building, all interior walls, floor surfaces and coverings, glass, windows, doors, and partitions, all fixtures and equipment, all interior utilities, pipes and drains and other above-ground level installations used in connection with the Premises in such good order, repair and condition, shall provide all cleaning, painting and floor covering to the Premises, and shall remove all refuse from and provide its own janitorial services for the Premises. Tenant shall keep in good order, condition and repair all building systems (including the heating, ventilation, air conditioning, plumbing, electrical, utility, and safety systems). Tenant's maintenance obligations shall also include, without limitation, gardening and landscaping; snow removal; maintenance of signs; rental or lease payments paid by Tenant for rented or leased personal property used in the operation or maintenance of the Premises; fees for required licenses and permits required by Tenant; sweeping and striping of pavement; general maintenance; painting; lighting; and similar items. If any portion of the Premises or any system or equipment in the Premises that Tenant shall be obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Premises or system or equipment.

     6.3 Use and Compliance with Law. Tenant shall use the Premises only for the Permitted Uses and only as permitted under federal, state, and local laws, regulations and orders applicable from time to time, including without limitation municipal by-laws, land use and zoning laws, environmental laws and regulations (including all laws and regulations regulating the production, use, and disposal of any pollutant or toxic or hazardous material), and occupational health and safety laws. Tenant shall procure all approvals, licenses and permits necessary therefor, in each case giving Landlord true and complete copies of the same and all applications therefor. Except as set forth in Section 6.1, Tenant shall promptly comply with all present and future laws applicable to Tenant's use of the Premises or Tenant's signs thereon, foreseen or unforeseen, and whether or not the same necessitate structural or other extraordinary changes or improvements to the Premises or interfere with its use and enjoyment of the Premises, and shall keep the Premises equipped with adequate safety appliances and comply with all requirements reasonable in light of the use Tenant is making of the Premises of insurance inspection or rating bureaus having jurisdiction. If Tenant's use of the Premises results in any increase in the premium for any insurance carried by Landlord, then upon Landlord's notice to Tenant of such increase Tenant shall pay the same to Landlord upon demand as Additional Rent. Tenant shall, in any event, indemnify and save Landlord harmless from all loss, claim, damage, cost or expense (including reasonable attorneys' fees of counsel of Landlord's choice against whom Tenant makes no reasonable objection) on account of Tenant's failure so to comply with the obligations of this Section (paying the same to Landlord upon demand as Additional Rent). Except as set forth in Section 6.1, Tenant shall bear the sole risk of all present or future laws affecting the Premises or appurtenances thereto, and Landlord shall not be liable for (nor suffer any reduction in any rent on account of) any interruption, impairment or prohibition affecting the Premises or Tenant's use thereof resulting from the enforcement of laws. Tenant shall comply with the rules and regulations for the Premises set forth on Exhibit C hereto, as the same may be reasonably amended from time to time by

Landlord (in accordance with standards applicable to comparable properties) for the operation, care and use of the Property and appurtenant improvements and areas in which Tenant is granted rights of use by the terms of this Lease.

     6.4 Nuisance; Hazardous Materials. Tenant shall not, either with or without negligence, injure, overload, deface, damage or otherwise harm Landlord's property, the Premises or any part or component thereof; commit any nuisance; permit the emission of any hazardous materials or substances; allow the release or other escape of any biologically or chemically active or other hazardous substances or materials so as to impregnate, impair or in any manner affect, even temporarily, any element or part of Landlord's property or the Premises, or allow the storage or use of such substances or materials in any manner not sanctioned by law or by commercially reasonable and customary standards prevailing in the industry for the storage and use of such substances or materials; nor shall Tenant bring onto the Premises any such materials or substances except to use in the ordinary course of Tenant's business, and then only in strict compliance with applicable law; permit the occurrence of objectionable noise or odors; or make, allow or suffer any waste whatsoever to Landlord's property or the Premises. Without limitation, hazardous materials shall include all substances described or regulated in any federal, state, local or administrative agency ordinance, law, rule, regulation, order or requirement relating to environmental conditions, human health or hazardous substances, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Emergency Planning and Community Right-To-Know Act (42 U.S.C. Section 1101 et seq.), The Endangered Species Act (16 U.S.C.
Section 1531 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) and the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), and the regulations promulgated pursuant to such laws, all as amended from time to time, and all other laws governing similar matters as they may be amended from time to time. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence or absence of hazardous materials and substances on the Premises. In all events, Tenant shall indemnify, defend, and hold harmless Landlord and its mortgagees as provided in this Lease from any claims resulting from any release of hazardous materials or substances on the Premises first occurring during the Term, except to the extent caused by Landlord or its agents or contractors or caused by a migration onto or under the Property from adjacent property. (At the request of Landlord, Tenant will from time to time confirm such indemnity to mortgagees directly with such mortgagees.)

     The indemnities under this Section shall survive any termination of the Lease.

     6.5 Landlord's Right to Enter. Landlord and its agents or employees may upon reasonable notice enter the Premises during business hours (and in case of emergency at any time) for the purpose of performing repairs or replacements, or exercising any of the rights reserved to Landlord herein, or securing or protecting Landlord's property or the Premises, or removing any alterations or additions not consented to by Landlord, and similarly upon reasonable notice may show the Premises to prospective purchasers and lenders, and during the last twelve months of the Term to prospective tenants, and may keep affixed in suitable places notices for letting (during the last twelve (12) months of the Term) and selling. Except in case of emergency, Landlord shall be subject in entering the Premises to reasonable security conditions, if any, set forth by Tenant in writing to Landlord. If Tenant so desires, a representative of Tenant may accompany Landlord or its agents in any entry onto the Premises under this Lease.

     6.6 Parking. Tenant shall be entitled to use all parking areas on the Property and within the Building without charge. Handicapped spaces shall only be used by those legally permitted to use them.

     6.7 Alterations, Additions, and Improvements. Tenant shall not make any installations, alterations, additions, or improvements in or to the Premises, including, without limitation, any apertures in the walls, partitions, ceilings or floors, without on each occasion obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, except that only prior notice and a description of and plans for the work (but no approval) shall be required for any interior work costing less than $50,000 in the aggregate during any twelve-month period and that does not require a permit with respect to the building's structure or mechanical, electrical, or other building systems. Any such work so approved by Landlord shall be performed only in accordance with plans and specifications therefor approved by Landlord. Tenant shall not perform any work in or to the Premises that would in Landlord's reasonable judgment (i) in any manner affect any structural component of the Building (including, without limitation, exterior walls, exterior windows, core walls, columns, roofs, or floor slabs), (ii) in any respect be incompatible with the electrical or mechanical components or systems of the Building, (iii) affect space or areas around the Building (including the exterior of the Building),
(iv) diminish the value of the Premises for the Permitted Uses, or (v) require any unusual expense to re-adapt the Premises for the Permitted Uses. Tenant shall procure at Tenant's sole expense all necessary permits and licenses before undertaking any work on the Property and shall perform all such work in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws and with all applicable insurance requirements. If any notice of contract or lien is placed on the Property arising from work performed by or for Tenant, if requested by Landlord for any work requiring Landlord's approval, Tenant shall thereafter furnish to Landlord prior to commencement of any such work a bond or other security acceptable to Landlord assuring that any work by Tenant will be completed in accordance with the approved plans and specifications and that all subcontractors will be paid. Tenant shall employ for such work only contractors reasonably approved by Landlord and shall require all contractors employed by Tenant to carry insurance in types and amounts reasonably approved by Landlord (including without limitation worker's compensation insurance in accordance with statutory requirements and commercial general liability insurance covering such contractors on or about the Premises with a combined single limit not less than $3,000,000) and shall submit certificates evidencing such coverage to Landlord prior to the commencement of such work, subject to Section II of Exhibit D in the case of casualty. Tenant shall indemnify and hold harmless Landlord from all injury, loss, claims or damage to any person or property occasioned by or arising out of such work. Landlord may inspect the work of Tenant at reasonable times in accordance with
Section 6.5 and give notice of observed defects. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts and proof of payment for all labor and materials.

     During the first twenty four (24) months of the Term, Tenant shall be entitled to expand the Building pursuant to the terms and provisions of this Lease, including, but not limited to, this

Section 6.7. Upon the date Tenant obtains a certificate of occupancy for such expanded portion of the Premises (the "Occupancy Date"), such expanded Premises shall be added to the Premises under this Lease (and Annual Fixed Rent hereunder be increased at the annual base rental rate of $4.00 per square foot of such expansion Premises effective as of the Occupancy Date). Landlord shall reimburse Tenant's reasonable out-of-pocket third party costs expended in connection with such expansion (the foregoing being "Expansion Costs"); provided, however, that the total amount of such reimbursement for Expansion Costs shall not exceed $40.00 per square foot of such expanded portion of the Premises. For such single reimbursement payment, Tenant shall submit a requisition package to the Landlord on or before the tenth (10th) day of a month, with an itemization of the costs being requisitioned, a certificate by an employee of Tenant that all such costs are Expansion Costs and have been incurred and paid by Tenant, a final non-appealable certificate of occupancy, appropriate back-up documentation including paid invoices and bills and, if applicable, lien releases (in a form approved by Landlord, in Landlord's reasonable discretion), and an estoppel certificate executed by an officer of Tenant. Landlord will disburse the amount so requisitioned and approved by Landlord on the first day of the calendar month after timely and complete submission of such requisition.

     6.8 Liens and Encumbrances. Tenant shall not create or suffer, shall keep Landlord's property, the Premises and Tenant's leasehold free of, and shall promptly remove and discharge, any lien, notice of contract, charge, security interest, mortgage or other encumbrance which arises for any reason, voluntarily or involuntarily, as a result of any act or omission by Tenant or persons claiming by, through or under Tenant, or any of their agents, employees or independent contractors, including without limitation liens which arise by reason of labor or materials furnished or claimed to have been furnished to Tenant or for the Premises.

     6.9 Condition upon Termination. At the expiration or earlier termination of this Lease, Tenant (and all persons claiming by, through or under it) shall, without the necessity of any notice, surrender the Premises (including any tenant work and all replacements thereof, except such additions or alterations constructed after the Term Commencement Date as Landlord may direct to be removed at the time of Landlord's approval thereof, which shall be removed by Tenant and the Premises restored to their pre-existing condition) and all keys to the Premises, remove all of its trade fixtures and personal property not bolted or otherwise attached to the Premises (and such trade fixtures and other property bolted or attached to the Premises as Landlord may direct or, except as set forth below, as Tenant may desire), and all Tenant's signs wherever located, in each case repairing damage to the Premises which results in the course of such removal and restoring the Premises to a fully functional and tenantable condition (including the filling of all floor holes, the removal of all disconnected wiring back to junction boxes and the replacement of all damaged ceiling tiles). Tenant shall yield up the Premises broom-clean and in good order, repair and condition, reasonable wear and tear and damage by casualty and taking (to the extent provided in Article X only) excepted. Any property not so removed within thirty (30) days after the expiration or termination of the Lease shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine, and Tenant shall pay to Landlord the reasonable cost and expense incurred by it in effecting such removal and disposition and in making any required repairs to the Premises. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property), without Landlord's prior written consent: any power wiring or wiring panels; lighting or lighting fixtures; doors, windows, or wall coverings; drapes, blinds or other window coverings; installed carpets or other installed floor coverings; any built-in heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment.

     6.10 Tenant's Expense. Tenant shall fulfill all of Tenant's obligations under this Article VI at Tenant's sole expense. If Tenant shall fail to maintain, repair or replace the Premises as required by this Article VI, Landlord may, upon thirty (30) days' prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Premises in accordance with Section 6.5 and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs reasonably incurred in performing such maintenance, repair or replacement, together with an administrative charge of fifteen percent, as Additional Rent, immediately upon demand.

     6.11 Interruptions. Landlord shall not be liable to Tenant in damages or by reduction of rent or otherwise by reason of inconvenience or for loss of business arising from Landlord or its agents or employees entering the Premises for any of the purposes authorized in this Lease or for repairing, altering or improving the Building in a manner reasonable in light of the circumstances. In case Landlord is prevented or delayed from making any repairs or replacements or furnishing any services or performing any other covenant or duty to be performed on Landlord's part by reason of any cause reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefor, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises. Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall give Tenant such notice as is practicable under the circumstances of the expected duration of such stoppage and will exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

ARTICLE VII: INSURANCE AND INDEMNIFICATION

     7.1 Insurance. The provisions of this Lease regarding insurance and indemnification are set forth in Exhibit D, which is incorporated herein by reference.

ARTICLE VIII: ASSIGNMENT AND SUBLETTING

     8.1 Landlord's Consent Required. Tenant shall not assign this Lease, or sublet or license the Premises or any portion thereof, or advertise the Premises for assignment or subletting or permit the occupancy of all or any portion of the Premises by anybody other than Tenant (each of the foregoing actions is referred to as a "transfer") without obtaining, on each occasion, the prior consent of Landlord, subject to and in accordance with this Article VIII. A transfer shall include, without limitation, any transfer of Tenant's interest in this Lease by operation of law, merger or consolidation of Tenant into any other firm or corporation, the transfer or sale of a controlling interest in Tenant whether by sale of its capital stock or otherwise or any liquidation of Tenant or a substantial part of Tenant's assets. Landlord's consent to a proposed sublease shall not be unreasonably withheld, it being understood that the proposed sublease must comply with all other provisions of this Lease (including, without limitation, this Section 8.1), must not alter Landlord's rights under the Lease, and must not impose any additional obligation on Landlord.

     Notwithstanding the foregoing, the following transactions ("Excluded Transactions") shall not require the consent of Landlord provided that Landlord shall receive prior notice thereof plus reasonable evidence upon closing that the transaction is in fact one of the following (and provided further that the proposed transfer complies with all other provisions of this Lease, including, without limitation, this Article VIII, does not alter Landlord's rights under the Lease, and does not impose any additional obligation on Landlord):

     (a) Any transfer to an entity succeeding to the business and assets of Tenant, whether by way of merger, consolidation or otherwise; and

     (b) Any transfer to an entity controlling Tenant, directly or indirectly controlled and beneficially owned by Tenant, or under common control with Tenant. For purposes of this clause (b), control shall mean possession of more than 50 percent ownership of the shares of beneficial interest of the entity in question together with the power to control and manage the affairs thereof either directly or by election of directors and/or officers.

     8.2 Terms. Tenant shall not offer to make a transfer to any party which would be of such type, character or condition as to be inappropriate as a tenant for a building comparable to the Building. Tenant shall not offer to make or make an assignment of any portion of the Premises (other than for Excluded Transactions) unless the aggregate rent payable to Tenant under such assignment equals or exceeds the then prevailing market rate rent and other charges payable for space comparable to the Premises.

     8.3 Right of Termination or Recapture. If Tenant proposes a transfer of the Premises with an intended duration of more than seven (7) years (other than for Excluded Transactions or a transfer of a division of Tenant that occupies the entire Building which transfer involves the entire Building), Tenant shall offer to Landlord in writing the right to terminate this Lease as to the space and period in question as of the date specified in the offer. If Landlord shall elect in writing to accept the offer to terminate within twenty (20) days after receipt of notice of the offer, this Lease shall so terminate as to the space and period in question as of the date specified in such offer, and all of the terms and provisions of this Lease governing termination shall apply. If Landlord shall not so elect, Tenant shall then comply with the provisions of this Article VIII applicable to such transfer.

     8.4 Landlord's Consent. Tenant's request for consent under this Article VIII (and Tenant's notice of any transfer not requiring Landlord's consent under Section 8.1 above) shall set forth the details of the proposed transfer, including: (i) the name, business and financial condition of the prospective transferee, (ii) a true and complete copy of the proposed instrument containing all of the terms and conditions of such transfer, (iii) a written agreement of the assignee, subtenant or licensee, in recordable form reasonably approved by Landlord, agreeing with Landlord to perform and observe all of the terms, covenants, and conditions of this Lease, and (iv) any other information Landlord reasonably requested by Landlord prior to or in response to such notice. Except for any transfer not requiring Landlord's consent under Section 8.1 above, Landlord shall have the right to withhold consent, reasonably exercised as to any proposed sublease, or to grant consent, based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Premises (if other than the Permitted Use); (ii) the net worth, business reputation, character, and financial condition of the proposed assignee or subtenant; (iii) Tenant's compliance with all of its obligations under this Lease within applicable notice and cure periods; and (iv) such other factors as Landlord may reasonably deem relevant. Tenant shall pay to Landlord, as Additional Rent, Landlord's reasonable attorneys' fees in reviewing any transfer contemplated by this Section, whether or not Landlord consents to the same (provided that the maximum amount of such fees in connection with any single proposed transfer shall be Two Thousand Dollars [$2,000]).

     8.5 Profits. If Tenant does transfer with Landlord's consent (other than a transfer of a division of Tenant that occupies the entire Building which transfer involves the entire Building under which Landlord does not release Tenant from its obligations under this Lease pursuant to Section 8.6 below), and if the consideration, rent, or other charges payable to Tenant under such transfer exceed the rent and other charges to be paid hereunder (pro-rated based on floor area in the case of a subletting, license or other occupancy of less than the entire floor area of the Premises in question), then Tenant shall pay to Landlord, as additional rent, after deducting all reasonable out-of-pocket expenses incurred in connection with such transfer (including without limitation, brokerage commissions, tenant improvement costs, and legal fees) fifty percent (50%) of the amount of such excess when and as received. Without limiting the generality of the foregoing, any lump-sum payment or series of payments due (including for the purchase of so-called leasehold improvements) on account of any transfer shall be deemed to be in excess of rent and other charges in its or their entirety.

     8.6 No Release. Notwithstanding any transfer of this Lease or any interest therein (other than an Excluded Transaction or, in Landlord's discretion, a transfer of a division of Tenant that occupies the entire Building which transfer involves the entire Building), Tenant's (and any Guarantor's) liability to Landlord shall in all events remain direct and primary. Any transferee of all or a substantial part of Tenant's interest in the Premises shall be deemed to have agreed directly with Landlord to be jointly and severally liable with Tenant for the performance of all of Tenant's covenants under this Lease; and such assignee shall upon request execute and deliver such instruments as Landlord reasonably requests in confirmation thereof (and agrees that its failure to do so shall be subject to the default provisions). Landlord may collect rent and other charges from such transferee (and upon notice such transferee shall pay directly to Landlord) and shall apply the net amount collected to the rent and other charges herein reserved, but no transfer shall be deemed a waiver of the provisions of this Section, or the acceptance of the transferee as a tenant, or a release of Tenant or any guarantor from direct and primary liability for the performance of all of the covenants of this Lease. The consent by Landlord to any transfer shall not relieve Tenant from the obligation of obtaining the express consent of Landlord to any modification of such transfer or a further assignment, subletting, license or occupancy, to the extent required in Section 8.1; nor shall Landlord's consent alter in any manner whatsoever the terms of this Lease, to which any transfer at all times shall be subject and subordinate. The breach by Tenant of any restriction on transfer in this Section shall be a default for which there is no cure period.

ARTICLE IX: DEFAULT AND REMEDIES

     9.1 Events of Default. (a) If Tenant fails to pay Annual Fixed Rent or any Additional Rent or other sum or charge hereunder within three (3) days after written notice that the same is due; or (b) if more than two notices of separate defaults are properly given in any twelve month period, or (c) (Intentionally omitted), or (d) if any assignment shall be made by Tenant (or any assignee, sublessee or guarantor of Tenant) for the benefit of creditors, or (e) if Tenant's leasehold interest shall be taken on execution or by other process of law, or (f) if a petition is filed by Tenant (or any assignee, sublessee or guarantor of Tenant) for adjudication as a bankrupt, or for reorganization or an arrangement under any provision of any bankruptcy act then in force and effect, or (g) if an involuntary petition under the provisions of any bankruptcy act is filed against Tenant (or any assignee, sublessee or guarantor of Tenant) and such involuntary petition is not dismissed within sixty (60) days thereafter, or
(h) if Tenant (or any assignee, sublessee or guarantor of Tenant) shall be declared bankrupt or insolvent according to law, or (i) if a receiver, trustee or assignee shall be petitioned for and not contested by Tenant for the whole or any part of Tenant's (or such assignee's, sublessee's or guarantor's) property, or if a receiver, trustee or assignee shall be appointed over Tenant's (or such other person's) objection and not be removed within sixty (60) days thereafter, or (j) if any representation or warranty made by Tenant shall be untrue in any material respect, or (k) if Tenant fails to perform any other covenant, agreement or condition hereunder and such default continues for thirty (30) days after notice (provided, however, that such thirty (30) day period shall be reasonably extended for up to an additional sixty (60) days in the case of non-monetary default if the matter complained of can be cured, but the cure cannot be completed within such thirty (30) day period and Tenant begins promptly to cure within such period and thereafter diligently completes the cure; if such matters cannot be cured then there shall be no cure period), then, and in any such case, Landlord and its agents and employees lawfully may, in addition to and not in derogation of any remedies for any preceding breach, immediately or at any time thereafter, without demand or notice and with or without process of law, enter into and upon the Premises or any part thereof in the name of the whole, or mail or deliver a notice of termination of the Term addressed to Tenant at the Premises or at any other address herein provided, and thereby terminate this Lease and repossess the same as of Landlord's former estate. Upon such entry or mailing or delivery, as the case may be, the Term shall terminate, all executory rights of Tenant and all obligations of Landlord under this Lease shall immediately cease, and Landlord may expel Tenant and all persons claiming by, through or under Tenant and remove its and their effects (forcibly if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenants; and Tenant hereby waives all statutory and equitable rights to its leasehold (including without limitation rights in the nature of further cure or of redemption, if any). Landlord may, without notice, store Tenant's effects (and those of any person claiming by, through or under Tenant) at the expense and risk of Tenant and, if Landlord so elects, may sell such effects at public auction or auctions or at private sale or sales after seven (7) days notice to Tenant (which notice Tenant agrees is reasonable) and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant. If any payment of Annual Fixed Rent, additional rent, or other payment due from Tenant to Landlord is not paid when due, then Landlord may, at its option, in addition to all other remedies hereunder, impose a late charge on Tenant equal to 5% of the amount in question, which late charge will be due upon demand as Additional Rent.

     9.2 Remedies for Default.

          (a) Reletting Expenses Damages. If this Lease is terminated for default, then Tenant covenants, as an additional cumulative obligation after such termination, to pay all of Landlord's reasonable costs and expenses related thereto or in collecting amounts due hereunder, including attorneys fees, and all of Landlord's reasonable expenses in connection with such reletting, including without limitation, tenant inducements, brokerage commissions, fees for legal services, expenses of preparing the Premises for reletting and the like ("Reletting Expenses"). It is agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term, and may grant such tenant inducements as Landlord in its sole judgment considers advisable, and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole discretion considers advisable, and no action of Landlord in accordance with the foregoing nor any failure to relet or to collect rent under any reletting shall operate or be construed to release or reduce Tenant's liability. Any obligation to relet the Premises imposed upon Landlord by law shall be subject to Landlord's reasonable objectives of developing its property in a harmonious manner with appropriate mixes of tenants, uses, floor areas, terms, etc. Landlord's Reletting Expenses together with all sums otherwise provided for in this Lease, whether incurred prior to or after such termination, shall be due and payable immediately from time to time upon notice from Landlord.

          (b) Termination Damages. If this Lease is terminated for default, then unless and until Landlord elects lump sum liquidated damages described in (c) below Tenant covenants, as an additional cumulative obligation after any such termination, to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the preceding sentence Tenant shall be credited with the net proceeds of any rent then actually received by Landlord from a reletting of the Premises after deducting all sums provided for in this Lease to be paid by Tenant and not then paid. In no event shall Tenant be liable for indirect or consequential damages except in the case of holding over when notice of a new tenancy has been provided in advance as set forth in Section 12.12.

          (c) Lump Sum Liquidated Damages. If this Lease is terminated for default, then Tenant covenants, as an additional cumulative obligation after termination, to pay forthwith to Landlord at Landlord's election made by written notice to Tenant at any time within one year after termination, as liquidated damages a single lump sum payment equal to the sum of (i) all sums provided for in this Lease to be paid by Tenant and not then paid at the time of such election, plus either (ii) the present value (calculated at the Federal Reserve discount rate or equivalent) of the excess of all of the rent reserved for the residue of the Term over all of the fair market rent reasonably projected by Landlord to be received on account of the Premises during such period, which rent from reletting shall be reduced by reasonable projections of vacancies and by Landlord's Reletting Expenses described above to the extent not theretofore paid to Landlord, or (iii) an amount equal to the sum of all of the rent and other sums due hereunder and payable with respect to the twelve (12)-month period next following the date of termination.

     9.3 Remedies Cumulative. Any and all rights and remedies Landlord may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law. Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when and governing the proceedings in which the damages are to be proved, whether such amount be greater, equal to, or less than the amount of the loss or damages referred to in the preceding Section.

     9.4 Effect of Waivers of Default. Any consent or permission by Landlord to any act or omission which otherwise would be a breach of any covenant or condition, or any waiver by Landlord of the breach of any covenant or condition, shall not in any way be held or construed to operate so as to impair the continuing obligation of such covenant or condition, or otherwise operate to permit other similar acts or omissions. No breach shall be deemed to have been waived unless and until such waiver be in writing and signed by Landlord. The failure of Landlord to seek redress for violation of or insist upon the strict performance of any covenant or condition of this Lease, or the receipt by Landlord of rent with knowledge of any violation, shall not be deemed a consent to or waiver of such violation, nor shall it prevent a subsequent act, which would otherwise constitute a violation, from in fact being a violation.

     9.5 No Accord and Satisfaction; No Surrender. No acceptance by Landlord of a lesser sum than the Annual Fixed Rent, additional rent or any other sum or charge then due shall be deemed to be other than on account of the earliest installment of such rent, sum or charge due; nor shall any endorsement or statement on any check or in any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other right or remedy available to it. The delivery of keys (or any similar act) to Landlord or any agent or employee of Landlord shall not operate as a termination of this Lease or an acceptance of a surrender of the Premises.

     9.6 Waiver of Jury. Landlord and Tenant hereby waive trial by jury in any summary proceeding in any emergency or other statutory remedy, or in any action based, in whole or in part, on non-payment of rent or other default under this Lease; and Tenant further agrees that it shall not interpose any counterclaim or set-off in any such proceeding, except to the extent Tenant would have no right to commence an independent proceeding to seek to recover on account of such claim.

     9.7 Landlord's Curing and Enforcement. If Tenant shall neglect or fail to perform or observe any covenant or condition of this Lease and shall not cure such default within the applicable cure period, Landlord may, at its option, without waiving any claim for breach, at any time thereafter cure such default for the account of Tenant, and any amount paid or any liability incurred by Landlord in so doing shall be deemed paid or incurred for the account of Tenant, and Tenant shall reimburse Landlord therefor, together with an administrative charge of five (5%) per cent of the amount thereof, on demand as Additional Rent; and Tenant shall further indemnify and save Landlord harmless in the manner elsewhere provided in this Lease in connection with all of Landlord's actions in effecting any such cure. Notwithstanding any other provision herein concerning cure periods, Landlord may cure any default for the account of Tenant after such notice to Tenant, if any, as is reasonable under the circumstances (including telephone notice) if the curing of such default prior to the expiration of the applicable cure period is reasonably necessary to prevent likely damage to the Premises or other improvements or possible injury to persons, or to protect Landlord's interest in its property or the Premises. Tenant shall pay to Landlord on demand as additional rent all of the costs and expenses of Landlord, including such administrative charge and reasonable attorneys' fees, incurred in enforcing any covenant or condition of this Lease. Without limiting any of its other rights or remedies, any sum due hereunder shall, in addition, bear interest from the date due at the greater of (i) one and one-half percent (1 1/2%) for each month (or ratable portion thereof) the same remains unpaid, or (ii) three percent (3%) per annum (or ratable portion thereof) above the so-called prime rate of interest published in the Wall Street Journal from time to time on 90 day loans to its most credit-worthy borrowers; provided that interest shall never exceed the maximum rate permitted under applicable law.

     In the event Tenant breaches any covenant or fails to observe any condition set forth in Article VII with respect to the insurance required to be maintained by Tenant, then without limiting any other right or remedy, and notwithstanding any other provision herein concerning notice and cure of defaults, Landlord may immediately and without notice to Tenant obtain such insurance, and Tenant shall pay the cost thereof and Landlord's expenses related thereto upon demand as Additional Rent.

     9.8 Landlord's Default. In no event shall Landlord be in default unless notice thereof has been given to Landlord (and all mortgagees of which Tenant has notice) and Landlord (or any such mortgagee at its sole discretion) fails to perform within 30 days (provided, however, that such 30 day period shall be reasonably extended if such performance begins within such period and thereafter is diligently pursued, or if such mortgagee notifies Tenant within such period that it intends to cure on behalf of Landlord and thereafter begins curing within such period, or if later within 30 days after acquiring possession of the Property if the cure requires the mortgagee to obtain possession of the Property, and diligently pursues curing with reasonable promptness). Any mortgagee notice and cure periods set forth in any subordination, nondisturbance and attornment agreement then in effect under Section 11.1 shall control to the extent the same differ from the foregoing.

     9.9 Vacancy During Last Six Months. If Tenant vacates substantially all of the Premises (or substantially all of major portions of the Premises) at any time within the last six months of the Term, Landlord may enter the Premises (or such portions) and commence demolition work or construction of leasehold improvements for future tenants. The exercise of such right by Landlord will not affect Tenant's obligations to pay Annual Fixed Rent or Additional Rent with respect to the Premises (or such portions), which obligations shall continue without abatement until the end of the Term.

     9.10 Security Deposit. On the execution of this Lease, Tenant shall pay to Landlord as a security deposit for the performance of the obligations of Tenant hereunder any amount specified therefor in Section 1.1. Said security deposit may be mingled with other funds of Landlord and no fiduciary relationship shall be created with respect to such deposit, nor shall Landlord be liable to pay Tenant interest thereon. If Tenant shall fail to perform any of its obligations under this Lease, Landlord may, but shall not be obliged to, apply the security deposit to the extent necessary to cure the default, and Tenant shall be obliged to reinstate such security deposit to the original amount thereof upon demand. Within 30 days after the expiration or sooner termination of the Term the security deposit, to the extent not applied, shall be returned to the Tenant, without interest. Tenant may provide the security deposit to Landlord in the form of a clean, irrevocable letter of credit as security for the performance of the obligations of Tenant hereunder, subject to the terms and conditions set forth in this Section 9.10 (together with any renewal or replacement thereof in accordance herewith, the "Letter of Credit"). Tenant shall provide the Letter of Credit, upon Tenant's execution of this Lease, in the amount set forth for the security deposit in Section 1.1 ("Original Amount"). Any Letter of Credit delivered hereunder shall comply with the requirements of Schedule 9.10 attached hereto and incorporated by reference herein.

ARTICLE X: CASUALTY AND CONDEMNATION

     10.1 Damage to Premises and Takings. The provisions of this Lease regarding casualty and condemnation are set forth in Exhibit D, which is incorporated herein by reference.

ARTICLE XI: PROTECTION OF LENDERS

     11.1 Subordination and Superiority of Lease. Tenant agrees that this Lease and the rights of Tenant hereunder will be subject and subordinate to the present or future lien of any first mortgage (and at Landlord's election, to the lien of any subordinate mortgage or mortgages) and to the rights of any lessor under any ground or improvements lease of the Premises (collectively referred to in this Lease as a "mortgage" and the holder or lessor thereof from time to time as a "mortgagee"), and to all advances and interest thereunder and all modifications, renewals, extensions and consolidations thereof; and that Tenant shall attorn to any such mortgagee succeeding to Landlord's interest in the Property by foreclosure, deed in lieu of foreclosure, or otherwise, promptly after the giving of notice by such mortgagee requiring such attornment, provided however, that the mortgagee of any mortgage executes and delivers to Tenant an agreement in the form attached hereto as Exhibit E (or otherwise on any commercially reasonable form containing terms not materially less favorable to Tenant than those set forth in Exhibit E) in which the mortgagee agrees that Tenant shall not be disturbed in its possession upon Tenant's attornment to such mortgagee as Landlord and performance of its Lease covenants (both of which conditions Tenant agrees with all mortgagees to perform). Tenant agrees that any mortgagee may at its option unilaterally elect to subordinate, in whole or in part and by instrument in form and substance satisfactory to such mortgagee alone, the lien of its mortgage (or the priority of its ground lease) to some or all provisions of this Lease. Tenant shall cause its current mortgagee to execute and deliver to Tenant a subordination non-disturbance agreement in the form attached hereto as Exhibit F, with such changes as Tenant and such mortgagee may approve.

     Tenant agrees that this Lease shall survive the merger of estates of any ground (or improvements) lessor and lessee. Until a mortgagee (either superior or subordinate to this Lease) forecloses Landlord's equity of redemption (or terminates in the case of a ground or improvements lease), no mortgagee shall be liable for failure to perform any of Landlord's obligations (and such mortgagee shall thereafter be liable only after it succeeds to and holds Landlord's interest and then only as limited herein). Any mortgagee (or any other successor to Landlord acquiring the Property by foreclosure, deed in lieu of foreclosure, or otherwise) shall not be (i) liable for any previous act or omission of Landlord under the Lease; (ii) subject to any credit, demand, claim, counterclaim, offset or defense which theretofore accrued to Tenant against Landlord; (iii) unless consented to by such mortgagee, bound by any previous amendment or modification of the Lease or by any previous prepayment of more than one month's payment of Annual Fixed Rent or additional rent (except estimated payments of additional rent); (iv) required to account for any security deposit of Tenant other than any security deposit actually delivered to such mortgagee by Landlord; (v) bound by any obligation to make any payment to Tenant or grant any credits, except for services, repairs, maintenance and restoration provided for under the Lease to be performed by Landlord after the date of such attornment; or (vi) responsible for any monies owing by Landlord to Tenant. Tenant shall give notice of any alleged non-performance on the part of Landlord to any mortgagee of which Tenant has notice, simultaneously with the default notice delivered to Landlord; and Tenant agrees that such mortgagee shall have a separate, consecutive reasonable cure period of no less than 30 days (to be reasonably extended in the same manner Landlord's 30 day cure period is to be extended) following Landlord's cure period during which such mortgagee may, but need not, cure any non-performance by Landlord. The foregoing shall not relieve such mortgagee of the obligation to remedy or cure any conditions at the Premises the existence of which constitutes a Landlord default under the Lease and which continue at the time of such mortgagee's taking title to the Property. The agreements in this Lease with respect to the rights and powers of a mortgagee constitute a continuing offer to any person which may be accepted by taking a mortgage (or entering into a ground or improvements lease) of the Premises.

     11.2 Rent Assignment. If from time to time Landlord assigns this Lease or the rents payable hereunder to any person, whether such assignment is conditional in nature or otherwise, such assignment shall not be deemed an assumption by the assignee of any obligations of Landlord; but the assignee shall be responsible only for non-performance of Landlord's obligations which occur after it succeeds to and only while it holds Landlord's interest in the Premises.

     11.3 Other Instruments. The provisions of this Article shall be self-operative; nevertheless, Tenant agrees to execute, acknowledge and deliver any subordination, attornment or priority agreements or other instruments conforming to the provisions of this Article (and being otherwise commercially reasonable) from time to time requested by Landlord or any mortgagee in furtherance of the foregoing, and further agrees that its failure to do so within ten (10) business days after written demand shall be subject to the monetary default provisions of this Lease.

     11.4 Tenant's Financial Condition. Within ten (10) business days after request from Landlord from time to time, Tenant shall deliver to Landlord Tenant's and Guarantor's financial statements, including audited annual financial statements, balance sheets, income statements, and statements of cash flow, certified by Tenant's/Guarantor's Treasurer or Chief Financial Officer, in each case for the latest available two (2) fiscal years (the latest year ending no more than six (6) months prior to Landlord's request). Such financial statements shall be delivered to Landlord's mortgagees and lenders and prospective mortgagees, lenders and purchasers. Notwithstanding the foregoing, during any time that Tenant is filing financial materials with the Securities and Exchange Commission, such financial materials shall be the materials that Tenant is required to deliver to Landlord pursuant to this Section 11.4.

ARTICLE XII: MISCELLANEOUS

     12.1 Notice from One Party to the Other. All notices, consents, approvals and the like shall be in writing and shall be delivered in hand by any courier service providing receipts, by a nationally recognized overnight courier providing receipts, or mailed by certified mail addressed to Landlord or Tenant as set forth below. If requested, Tenant shall deliver copies of all notices in like manner to Landlord's mortgagees and other persons having a relationship to the Premises at such address as designated from time to time by Landlord or such mortgagee. Any notice so addressed shall be deemed duly given on the second business day following the day of mailing if so mailed by registered or certified mail, return receipt requested, whether or not accepted, or if by hand or by overnight courier upon actual receipt by any person reasonably appearing to be an agent or employee working in the executive offices of the addressee.

     If to Tenant:

     Dayton Superior Corporation
     2150B So. Rte. 45-52
     Kankakee, Illinois 60901
     Attention: Mark K. Kaler

     with a copy to:

     Dayton Superior Corporation
     200 East Touhy Avenue
     Des Plaines, Illinois 60018
     Attention: Steven C. Huston

     If to Landlord:

     c/o STAG Capital Partners, LLC
     93 Summer Street
     Boston, Massachusetts 02110
     Attention: Benjamin Butcher

     with a copy to:

     John L. Sullivan, Esq.
     DLA Piper Rudnick Gray Cary US LLP
     One International Place
     Boston, MA 02110

Any address or name specified above may be changed by notice given to the addressee by the other party in accordance with this Section 12.1. The inability to deliver notice because of a changed address of which no notice was given as provided above, or because of rejection or other refusal to accept any notice, shall be deemed to be the receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept. Any notice to be given by any party hereto may be given by the counsel for such party.

     12.2 Quiet Enjoyment. Landlord agrees that upon Tenant's paying all rent and performing and observing all covenants, conditions and other provisions on its part to be performed and observed, Tenant may peaceably and quietly have, hold and enjoy the Premises during the Term without disturbance by Landlord or anyone claiming by, through or under it, subject always to the terms of this Lease, provisions of law, and rights or interests of record to which this Lease may be or become subject and subordinate.

     12.3 Limitation of Landlord's Liability. Landlord shall be liable only for breaches of Landlord's obligations occurring while Landlord is owner of the fee of which the Premises are a part (provided, however, that if Landlord shall ever sell and lease-back such fee, or the ground thereof or the improvements thereon, then "fee" shall, in such event, be deemed to mean Landlord's leasehold interest). Tenant (and all persons claiming by, through or under Tenant) agrees to look solely to Landlord's interest from time to time in the Property (including the uncollected rents, issues, profits, and proceeds thereof, subject to the superior rights of mortgagees therein) for satisfaction of any claim or recovery of any judgment from Landlord; it being agreed that neither Landlord nor any trustee, beneficiary, partner, member, manager, shareholder, agent or employee of Landlord shall ever be personally or individually liable for any claim or judgment, or otherwise, to Tenant (or such persons). In no event shall Landlord ever be liable to Tenant (or such persons) for indirect or consequential damages; nor shall Landlord ever be answerable or liable in any equitable judicial proceeding or order beyond the extent of such interest in the Property.

     12.4 Applicable Law and Construction. This Lease may be executed in counterpart copies and shall be governed by and construed as a sealed instrument in accordance with the laws of the State of Kansas. If any provision shall to any extent be invalid, the remainder of this Lease shall not be affected. Other than contemporaneous instruments executed and delivered of even date, if any, this Lease contains all of the agreements between Landlord and Tenant with respect to the Premises and supersedes all prior dealings between them with respect thereto. There are no oral agreements between Landlord and Tenant affecting this Lease. This Lease may be amended only by an instrument in writing executed by Landlord and Tenant. The enumeration of specific examples of a general provision shall not be construed as a limitation of the general provision. Unless a party's approval or consent is required by its terms not to be unreasonably withheld, such approval or consent may be withheld in the party's sole discretion. If Tenant is granted any extension or other option, to be effective the exercise (and notice thereof) shall be unconditional, time always being of the essence to any options; and if Tenant purports to condition the exercise of any option or vary its terms in any manner, then the option granted will automatically and immediately become null and void and the purported exercise will be ineffective. This Lease and all consents, notices and other related instruments may be reproduced by any party by photographic, microfilm, microfiche or other reproduction process and the originals thereof may be destroyed; and each party agrees that reproductions will be admissible in evidence to the same extent as the original itself in and judicial or administrative proceeding (whether or not the original is in existence and whether or not reproduction was made in the regular course of business), and further reproduction will likewise be admissible. The titles of the several Articles and Sections are for convenience only, and shall not be considered a part hereof. The submission of a form of this Lease or any summary of its terms shall not constitute an offer by Landlord to Tenant; but a leasehold shall only be created and the parties bound when this Lease is executed and delivered by both Landlord and Tenant.

     12.5 Successors and Assigns. Except as herein provided otherwise, the agreements and conditions in this Lease contained on the part of Landlord to be performed and observed shall be binding upon Landlord and its legal representatives, successors and assigns, and shall inure to the benefit of Tenant and its legal representatives, successors and assigns; and the agreements and conditions on the part of Tenant to be performed and observed shall be binding upon Tenant (and any guarantor of Tenant) and Tenant's legal representatives, successors and assigns and shall inure to the benefit of Landlord and its legal representatives, successors and assigns.

     12.6 Relationship of the Parties. Nothing herein shall be construed as creating the relationship between Landlord and Tenant of principal and agent, or of partners or joint venturers; it being understood and agreed that neither the manner of fixing rent, nor any other provision of this Lease, nor any act of the parties, shall ever be deemed to create any relationship between them other than the relationship of landlord and tenant.

     12.7 Estoppel Certificate. Within ten (10) business days after either party's request, Landlord and Tenant agree, in favor of the other, to execute, acknowledge and deliver a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications), and the amount and dates to which the Annual Fixed Rent (and Additional Rent and all other charges) have been paid and any other information reasonably requested by the requesting party or Landlord's mortgagee. Both parties intend and agree that any such statement may be relied upon by any prospective purchaser, mortgagee, or other person to whom the same is delivered. Tenant acknowledges that prompt execution and delivery of such statements, and all instruments referred to in Article XI, constitute essential requirements of any financings or sales by Landlord, and Tenant will indemnify Landlord in the manner elsewhere provided against all costs and damages resulting from Tenant's failure to comply herewith (notwithstanding any grace period) or Landlord's right to execute the same on Tenant's behalf.

     12.8 Notice of Lease. Neither party shall record this Lease, but each party will, upon request of the other, execute a recordable notice of lease in a form reasonably approved by Landlord and, upon termination, a like notice of termination of lease; and Tenant irrevocably appoints Landlord as its attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver such notice of termination of lease in Tenant's name, place and stead if Tenant fails so to do with five (5) days of any request.

     12.9 Tenant as Business Entity. Simultaneously with the execution of the Lease, each of Landlord and Tenant shall deliver to the other (i) a certificate of legal existence and good standing and (ii) a certified copy of a resolution of its directors, manager, or general partner authorizing the execution of this Lease or other reasonable evidence of such authority.

     12.10 Legal Proceedings. If either party shall be in breach or default under this Lease, such party shall reimburse the other upon demand for any costs or expenses incurred in connection with any breach or default of the defaulting party, as provided in this Section. Such costs shall include all reasonable legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise.

     12.11 Landlord's Consent. Tenant shall pay Landlord's reasonable fees and expenses, including, without limitation, legal, engineering and other consultants' fees and expenses, incurred in connection with Tenant's request for Landlord's consent under this Lease, or in connection with any other act by Tenant which requires Landlord's consent or approval under this Lease.

     12.12 Holding Over. If Tenant (or anyone claiming by, through or under Tenant) shall remain in possession of the Premises or any part thereof after the expiration or earlier termination of this Lease with respect to any portion of the Premises without any agreement in writing executed with Landlord, the person remaining in possession shall be deemed a tenant at sufferance, Tenant shall thereafter pay Annual Fixed Rent at 150% of the greater of the amount payable for the twelve month period immediately preceding such expiration or termination or the then prevailing fair market rent for the Premises and with all additional rent payable and covenants of Tenant in force as otherwise herein provided, and Tenant shall be liable to Landlord for all damages directly arising from such breach, and for indirect or consequential damages relating only to any loss of any replacement tenant(s) for the Premises of which Tenant had notice. After acceptance of the full amount of such rent by Landlord the person remaining in possession shall be deemed a tenant from month-to-month at such rent and otherwise subject to and having agreed to perform all of the provisions of this Lease, but Landlord will not be deemed to have relinquished any claims for damages.

     12.13 Interpretation. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Premises with Tenant's expressed or implied permission.

     12.14 Waivers. All waivers shall be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound by to the conditions of such statement.

     12.15 Force Majeure. If either party cannot perform any of its obligations due to events beyond such party's reasonable control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond the parties' reasonable control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions but exclude financial circumstances. Notwithstanding the foregoing, the events listed in this Section 12.15 shall not excuse Tenant's failure to pay any Annual Fixed Rent or Additional Rent due under this Lease.

     12.16 Brokers. Each of Tenant and Landlord represents and warrants to the other that it has not dealt with any broker (other than the Broker(s) identified in Article I, if any) in connection with this Lease or the Premises and agrees to indemnify and save the other harmless from all loss, claim, damage, cost or expense (including reasonable attorneys' fees of counsel of the other's choice against whom the indemnifying party makes no reasonable objection) arising from any its breach of this representation and warranty. This warranty and representation shall survive the term or any early termination of this Lease. The fees of any Broker named in
Article I will be paid by Landlord.

ARTICLE XIII: SPECIAL PROVISIONS

     Executed as a sealed instrument as of the Date of Lease first set forth above.

                                       LANDLORD:

                                       STAG II Kansas City, LLC


                                       By: /s/ BENJAMIN S. BUTCHER
                                           -------------------------------------
                                       Name: Benjamin S. Butcher
                                       Title: President


                                       TENANT:

                                       Dayton Superior Corporation


                                       By /s/ MARK K. KALER
                                          --------------------------------------
                                       Name:  Mark K. Kaler
                                             -----------------------------------
                                       Title: Vice President, Strategic Planning
                                              ----------------------------------

                                  Schedule 9.10

                          Letter of Credit Requirements

     The Letter of Credit (as defined in the Lease) shall be for the Original Amount. The Letter of Credit (i) shall be irrevocable and shall be issued by a commercial bank reasonably acceptable to Landlord that has an office in Boston, Massachusetts or New York City or Chicago, Illinois that accepts requests for draws on the Letter of Credit, (ii) shall require only the presentation to the issuer of a certificate of the holder of the Letter of Credit stating that Landlord is entitled to draw on the Letter of Credit pursuant to the terms of the Lease, (iii) shall be payable to Landlord or its successors in interest as the Landlord and shall be freely transferable without cost to any such successor or any lender holding a collateral assignment of Landlord's interest in the Lease, (iv) shall be for an initial term of not less than one year and contain a provision that such term shall be automatically renewed for successive one-year periods unless the issuer shall, at least forty five (45) days prior to the scheduled expiration date, give Landlord notice of such nonrenewal, and (v) shall otherwise be in form and substance reasonably acceptable to Landlord. Notwithstanding the foregoing, the term of the Letter of Credit for the final period shall be for a term ending not earlier than the date thirty (30) days after the last day of the Term.

     Landlord shall be entitled to draw upon the Letter of Credit for its full amount or any portion thereof if (a) Tenant shall fail to perform any of its obligations under the Lease after the expiration of any applicable notice and cure period, or fail to perform any of its obligations under the Lease and transmittal of a default notice is barred by applicable law, or fail to perform any of its obligations under the Lease and any applicable notice and cure period would expire prior to the expiration of the Letter of Credit, or (b) not less than thirty (30) days before the scheduled expiration of the Letter of Credit, Tenant has not delivered to Landlord a new Letter of Credit in accordance with this Schedule. Without limiting the generality of the foregoing, Landlord may, but shall not be obligated to, draw on the Letter of Credit from time to time in the event of a bankruptcy filing by or against Tenant and/or to compensate Landlord, in such order as Landlord may determine, for all or any part of any unpaid rent, any damages arising from any termination of the Lease in accordance with the terms of the Lease, and/or any damages arising from any rejection of the Lease in a bankruptcy proceeding commenced by or against Tenant. Landlord may, but shall not be obligated to, apply the amount so drawn to the extent necessary to cure Tenant's failure.

     Any amount of the Letter of Credit drawn in excess of the amount applied by Landlord to cure any such failure shall be held by Landlord as a cash security deposit for the performance by Tenant of its obligations under the Lease. Any cash security deposit may be mingled with other funds of Landlord and no fiduciary relationship shall be created with respect to such deposit, nor shall Landlord be liable to pay Tenant interest thereon. If Tenant shall fail to perform any of its obligations under this Lease, Landlord may, but shall not be obliged to, apply the cash security deposit to the extent necessary to cure Tenant's failure. After any such application by Landlord of the Letter of Credit or cash security deposit, as the case may be, Tenant shall reinstate the Letter of Credit to the amount originally required to be maintained under the Lease, upon demand. Provided that Tenant is not then in default under the Lease, and no condition exists or event has occurred which after the expiration of any applicable notice or cure period would constitute such a default, within thirty
(30) days after the expiration or sooner termination of the Term the Letter of Credit and any cash security deposit, to the extent not applied, shall be returned to the Tenant, without interest.

     In the event of a sale of the Premises, Building or lease, conveyance or transfer of the Premises or the Building, Landlord shall transfer the Letter of Credit or cash security deposit to the transferee. Upon such transfer, the transferring Landlord shall be released by Tenant from all liability for the return of such security, and Tenant agrees to look to the transferee solely for the return of said security. The provisions hereof shall apply to every transfer or assignment made of the security to such a transferee. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Letter of Credit or the monies deposited herein as security, and that neither Landlord nor its successors or assigns shall be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance.

                                    Exhibit A

                                  The Property

Tract I:

The Northerly 113 feet of Lot 2-3, Block 2, MUNCIE INDUSTRIAL PARK, an addition in Kansas City, Wyandotte County, Kansas,

Tract II:

The South 157.00 feet of Lot 2-3 and the North 169.70 feet of Lot 2-4, Block 2, MUNCIE INDUSTRIAL PARK, a subdivision of land in Kansas City, Wyandotte County, Kansas.

Tract III:

All of Lot 2-2, in Block 2, MUNCIE INDUSTRIAL PARK, a subdivision in Kansas City, Wyandotte County, Kansas.

                                    Exhibit B

                                Annual Fixed Rent

LEASE YEAR   ANNUAL AMOUNT   MONTHLY PAYMENT
----------   -------------   ---------------
     1          $226,320         $18,860
     2          $230,846         $19,237
     3          $235,463         $19,622
     4          $240,172         $20,014
     5          $244,975         $20,415
     6          $249,875         $20,823
     7          $254,873         $21,239
     8          $259,970         $21,664
     9          $265,169         $22,097
    10          $270,472         $22,539

                                    Exhibit C

                              Rules and Regulations

1. Tenant shall not use any method of heating or air-conditioning other than that supplied by the building systems without the prior written consent of Landlord, which shall not be unreasonably withheld.

2. Except for dock shelters and seals as may be expressly permitted by Landlord, no awnings or other projections shall be attached to the outside walls of the building.

3. Tenant shall not use, keep or permit to be used or kept any flammable or combustible materials without proper governmental permits and approvals.

4. Tenant shall not use, keep or permit to be used or kept food or other edible materials in or around the Premises in such a manner as to attract rodents, vermin or other pests. Tenant shall not permit cooking in or about the Premises other than in microwave ovens.

5. Tenant shall not use or permit the use of the Premises for lodging or sleeping, for public assembly, or for any illegal or immoral purpose.

6. Storage of propane tanks, whether interior or exterior, shall be in secure and protected storage enclosures approved by the local fire department and, if exterior, shall be located in areas specifically designated by Landlord. Safety equipment, including eye wash stations and approved neutralizing agents, shall be provided in areas used for the maintenance and charging of lead-acid batteries. Tenant shall protect electrical panels and building mechanical equipment from damage from forklift trucks.

7. No person shall go on the roof of the Property without Landlord's permission except to perform obligations or to exercise Tenant's rights under its lease.

8. No animals (other than seeing eye dogs) or birds of any kind may be brought into or kept in or about the Premises.

9. Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks of sufficient size to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted on streets adjacent to the Property.

10. Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall use only tires that do not damage the asphalt.

11. Tenant shall be responsible for the safe storage and removal of all pallets. Pallets shall be stored in a neat and orderly manner, so as not to have an unkempt appearance from the street or other public areas. If pallets are stored within the Premises, storage shall comply with safe practices as described in Factory Mutual Loss Prevention Data Sheet 8-24.

12. Tenant shall be responsible for the safe storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored in a neat and orderly manner, so as not to have an unkempt appearance from the street or other public areas. Landlord reserves the right to remove, at Tenant's expense and without further notice, any trash or refuse left elsewhere outside of the Premises or Building.

13. Tenant shall appoint an Emergency Coordinator who shall be responsible for assuring notification of the local fire department in the event of an emergency, assuring that sprinkler valves are kept open and implementing the Factory Mutual "Red Tag Alert" system including weekly visual inspection of all sprinkler system valves on or within the Premises.

                                    Exhibit D

                      Insurance, Casualty and Condemnation

     This Exhibit D shall be incorporated into the Lease, and where terms of this Exhibit conflict with these terms within the Lease, the terms of this Exhibit shall prevail and govern the Lease.

I.   INSURANCE

     (a) Coverage. Tenant shall purchase and maintain insurance during the entire Term of the Lease and any period Tenant (or any party claiming by, through or under Tenant) occupies any portion of the Premises, for the benefit of the Tenant and Landlord (as their interest may appear) with terms and coverages reasonably satisfactory to Landlord, and with insurers having a minimum A.M. Best rating of at least A-/X, and with such increases in limits as Landlord may from time to time reasonably request, but initially Tenant shall maintain the following coverages in the following amounts:

          (i) Commercial General Liability Insurance naming Landlord, Landlord's management, leasing and development agents and Landlord's mortgagee(s) from time to time as additional insureds, with coverage for premises/operations, personal and advertising injury, products/completed operations and contractual liability with combined single limits of liability of not less than $1,000,000 for bodily injury and property damage per occurrence and not less than 2,000,000 in the aggregate and excess liability insurance with a limit not less than $20,000,000 per occurrence and aggregate.

          (ii) Property insurance covering property damage and business interruption for the entire Property. Covered property shall include the Building, boilers and machinery, all tenant improvements, office furniture, trade fixtures, office equipment, merchandise and all other items Tenant's property on the Premises. Such insurance shall name Landlord and Landlord's mortgagee(s) from time to time as additional loss payees as their interests may appear. Such insurance shall be written on an "all risk" of physical loss or damage basis including but not limited to the perils of fire, extended coverage, windstorm, vandalism, malicious mischief, sprinkler leakage, flood, windstorm and earthquake, for the full replacement cost value of the covered items and other endorsements as Landlord shall reasonably request from time to time and in amounts that meet any co-insurance clause of the policies of insurance with a deductible amount not to exceed $50,000 with respect to property insurance and $500,000 with respect to commercial general liability insurance.

          (iii) Workers' Compensation Insurance and Employers Liability Insurance with statutory limits and automobile liability insurance (coverage must include owed, leased, hired and non owned vehicles) with a limit of at least $1,000,000.

          Tenant shall, prior to the commencement of the Term and on each anniversary of the Term Commencement Date and/or renewal date thereof, furnish to Landlord certificate(s) (ACCORD Form 27) evidencing such coverage, which certificate(s) shall state that such insurance coverage may not be changed or canceled without at least thirty (30) days' prior written notice to Landlord and Tenant. The insurance maintained by Tenant shall be deemed to be primary insurance and any insurance maintained by Landlord (acknowledging that Landlord has no obligation to maintain any insurance) shall be deemed secondary thereto.

     (b) Avoid Action Increasing Rates. Tenant shall comply with all applicable laws and ordinances, all orders and decrees of court and all requirements of other governmental authorities, and shall not, directly or indirectly, make any use of the Premises which may thereby be prohibited or be dangerous to person or property or which may jeopardize any insurance coverage or may increase the cost of insurance or require additional insurance coverage. If Tenant fails to comply with the provisions of this Section I(b) and (i) any insurance coverage is jeopardized and Tenant fails to correct such dangerous or prohibited use following ten (10) days' notice, or (ii) insurance premiums are increased and Tenant fails, following ten (10) days' notice, to cease such use, then in each event such failure shall constitute an Event of Default by Tenant hereunder, without any further notice or cure right, and Landlord shall have all of its remedies as set forth in the Lease.

     (c) Waiver of Subrogation. Landlord and Tenant each hereby waive any and every claim for recovery from the other for any and all loss of or damage to the Building or Premises or to the contents thereof, which loss or damage is covered by valid and collectible property insurance policies. Landlord waives any and every claim against Tenant for any and all loss of or damage to the Building or the Premises or contents thereof, which would have been covered had the insurance policies required to be maintained by Landlord by this Lease been in force, to the extent that such loss or damage would have been recoverable under such insurance policies. Tenant waives any and every claim against Landlord for any and all loss of, or damage to, the Building or Premises or the contents thereof which would have been covered had Tenant maintained the insurance policies required to be maintained by Tenant under this Lease been in force, to the extent that such loss or damage would have been recoverable under such insurance policies. Inasmuch as this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give to each insurance company which has issued, or in the future may issue, to it policies of property insurance, written notice of the terms of this mutual waiver, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waiver.

II.  FIRE OR CASUALTY

     (a) If the Premises or the Building (including machinery or equipment used in its operation) shall be damaged by fire or other casualty and if such damage does not cause a termination of this Lease as described in the following sentences, then

          Landlord shall repair and restore the damage with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control, but Landlord shall not be obligated to expend for repairing or restoring the damage an amount in excess of the proceeds of insurance actually received by Landlord for application to the repair of such damage. If in Landlord's estimate the Premises cannot be restored within three hundred sixty-five (365) days from the date of such fire or casualty, then Landlord shall give notice to Tenant of such estimate within one hundred twenty (120) days after such fire or casualty. Tenant may elect by written notice given to Landlord within sixty (60) days following the date of such notice from Landlord (time being of the essence) to terminate this Lease effective as of the date of Tenant's notice. If any such damage (i) renders 25% or more of the Building untenantable or (ii) renders general Building systems inoperable and such systems cannot be repaired in Landlord's reasonable estimate within three hundred sixty-five (365) days from the date of such damage or (iii) occurs within the last two (2) Lease Years, Landlord shall have the right to terminate this Lease as of the date of such damage upon written notice given to the Tenant at any time within one hundred twenty (120) days after the date of such damage. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease, by virtue of any delays in completion of such repairs and restoration provided that Tenant shall have the right to terminate the Lease if such repairs are not completed within such 365-day period, subject to extension for delays caused by reasons outside of Landlord's control, by notice given within thirty (30) days after such repair period expires, which notice shall be deemed withdrawn if the restoration is completed within thirty (30) days after such notice is delivered to Landlord. Annual Fixed Rent and additional rent, however, shall abate on those portions of the Premises as are, from time to time, untenantable and, in fact, unoccupied by Tenant as a result of such damage.

     (b) Notwithstanding anything to the contrary herein set forth, Landlord shall have no duty pursuant to this Section II to repair or restore any portion of any alterations, additions, installation or improvements in the Premises or the decoration thereto except to the extent that the proceeds of the insurance carried by Tenant are timely received by Landlord for application to such use. If Tenant desires any other additional repairs or restoration, and if Landlord consents thereto, it shall be done at Tenant's sole cost and expense subject to all of the applicable provisions of the Lease. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage whether carried by Landlord or Tenant, for damage to any alterations, addition, installation, improvements or decorations which would become the Landlord's property upon the termination of the Lease.

III. WAIVER OF CLAIM - INDEMNIFICATION

     Without limiting any other provisions hereof, but subject to the provisions of Section I(c) hereof, Tenant agrees to defend, protect, indemnify and save Landlord and its partners, affiliates, officers, agents, servants and employees and Landlord's management, leasing and development agents and Landlord's mortgagee(s) from time to time from and against all liability to third parties arising out of the use of the Premises by, or the acts or omissions of,

     Tenant or its servants, agents, employees, contractors, suppliers, workers or invitees. To the extent not prohibited by law and subject to the waiver of subrogation contained in Section I(c), Landlord and its partners, affiliates, officers, agents, servants and employees shall not be liable for any damage either to person, property or business resulting from the loss of the use thereof sustained by Tenant or by other persons due to the Building or any part thereof or any appurtenances thereto becoming out of repair, or due to the happening of any accident or event in or about the Building, including the Premises, or due to any act or neglect of any tenant or occupant of the Building or of any other person, unless and then only to the extent caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors. This provision shall apply particularly, but not exclusively, to damage caused by gas, electricity, snow, ice, frost, steam, sewage, sewer gas or odors, fire, water or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures and windows, and except as provided above, shall apply without distinction as to the person whose act or neglect was responsible for the damage and shall apply whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Tenant further agrees that all personal property upon the Premises, or upon loading docks, recovering and holding areas, or freight elevators of the Building, shall be at the risk of Tenant only, and that Landlord shall not be liable for any loss or damage thereto or theft thereof. The provisions of this Rider shall survive the expiration or earlier termination of the Lease, and shall not derogate from the abatement and termination rights set forth in Section 6.11.

IV.  NONWAIVER

     No waiver of any provisions of this Lease shall be implied by any failure of Landlord to enforce any remedy on account of the violation of such provisions, even if such violation is continued or repeated subsequently, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt for monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term or of Tenant's right to possession hereunder or after the finding of any notice shall reinstate, continue or extend the Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possessions of the Premises, Landlord may receive and collect any Annual Fixed Rent and additional rent due, and the payment of said Annual Fixed Rent and additional rent shall not waive or affect said notice, suit or judgment.

V.   CONDEMNATION

     If the Land or the Building (or any portion of the Building, the loss of which would require reconfiguration or restoration of the Building which Landlord reasonably estimates will cost in excess of 25% of the current replacement cost of the Building) shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, Landlord shall have the right, exercisable at its sole direction, to cancel the Lease upon not less than sixty (60) days' notice prior to the date of cancellation designated in the notice. No money or other consideration shall be payable by Landlord to Tenant for the right of cancellation and Tenant shall have no right to share in the condemnation award or in any judgment for damages caused by such taking or condemnation.

     If any such taking (i) renders 25% or more of the Building untenantable or
     (ii) renders general Building systems inoperable and such systems cannot be repaired in Landlord's reasonable estimate within three hundred sixty-five
     (365) days from the date of such taking or (iii) occurs within the last two
     (2) Lease Years, Landlord or Tenant shall have the right to terminate this Lease as of the date of such taking upon written notice given to the other at any time within one hundred twenty (120) days after the date of such taking. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease, by virtue of any delays in completion of such repairs and restoration unless such repairs are not completed within such 365-day period, in which event Tenant shall have the right to terminate the Lease if such repairs are not completed within such 365-day period, subject to extension under Section 12.15, by notice given within 30 days after such repair period expires, which notice shall be deemed withdrawn if the restoration is completed within 30 days after such notice is delivered to Landlord. Annual Fixed Rent and additional rent, however, shall abate on those portions of the Premises as are, from time to time, untenantable and, in fact, unoccupied by Tenant as a result of such taking.

                                    Exhibit E

                                  Form of SNDA

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

Tenant Name: ___________________________
Trade Name: ____________________________
Room/Unit No.: _________________________

     THIS AGREEMENT is dated the _____ day of ____________________, 20__, and is made by and among CONNECTICUT GENERAL LIFE INSURANCE COMPANY, having an address c/o CIGNA Investments, Inc., 900 Cottage Grove Road, Hartford, Connecticut 06152, Attn: Debt Asset Management, S-319 ("Mortgagee"),

_____________________________________________________________,
d/b/a _____________________________________________________, having an address of ________________________________________________________ ("Tenant"), and
_____________________________________________________, having an address of
________________________________________ ("Landlord).

                                    RECITALS:

     A. Tenant has entered into a lease ("Lease") dated ____________________ with ____________________ as lessor ("Landlord"), covering the premises known as ____________________ (the "Premises") within the property known as
____________________, more particularly described as shown on Exhibit A, attached hereto (the "Real Property").

     B. Mortgagee has agreed to make or has made a mortgage loan in the amount of ____________________ to Landlord, secured by a mortgage of the Real Property (the "Mortgage"), and the parties desire to set forth their agreement herein.

     NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. The Lease and all extensions, renewals, replacements or modifications thereof are and shall be subject and subordinate to the Mortgage and all terms and conditions thereof insofar as it affects the Real Property of which the Premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of amounts secured thereby and interest thereon.

     2. Tenant shall attorn to and recognize any purchaser at a foreclosure sale under the Mortgage, any transferee who acquires the Premises by deed in lieu of foreclosure, and the successors and assigns of such purchaser(s), as its landlord for the unexpired balance (and any extensions, if exercised) of the term of the Lease on the same terms and conditions set forth in the Lease.

     3. If it becomes necessary to foreclose the Mortgage, Mortgagee shall neither terminate the Lease nor join Tenant in summary or foreclosure proceedings for the purpose of terminating the Lease so long as Tenant is not in default under any of the terms, covenants, or conditions of the Lease beyond any applicable notice and cure periods.

     4. If Mortgagee succeeds to the interest of Landlord under the Lease, Mortgagee shall not be: (a) liable for the return of any security deposit unless such deposit has been delivered to Mortgagee by Landlord or is in an escrow fund available to Mortgagee, (b) bound by any rent or additional rent that Tenant might have paid for more than the current month to any prior landlord (including Landlord), (c) bound by any amendment, modification, or termination of the Lease made without Mortgagee's prior written consent (which consent shall not be unreasonably withheld or delayed), or (d) personally liable under the Lease, Mortgagee's liability thereunder being limited to its interest in the Real Property.

     5. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their successors and assigns.

     6. Tenant shall give Mortgagee, by commercial overnight delivery service, a copy of any notice of default served on Landlord at the same time such notice is sent to the Landlord, addressed to Mortgagee at Mortgagee's address set forth above or at such other address as to which Tenant has been notified in writing. Mortgagee shall have the right, but not the obligation, to cure such default within the time period specified in the Lease.

     7. Landlord has agreed under the Mortgage and other loan documents that rentals payable under the Lease shall be paid directly by Tenant to Mortgagee upon default by Landlord under the Mortgage. After receipt of notice from Mortgagee to Tenant, at the address set forth above or at such other address as to which Mortgagee has been notified in writing, that rentals under the Lease should be paid to Mortgagee, Tenant shall pay to Mortgagee, or at the direction of Mortgagee, all monies due or to become due to Landlord under the Lease. Tenant shall have no responsibility to ascertain whether such demand by Mortgagee is permitted under the Mortgage, or to inquire into the existence of a default. Landlord hereby waives any right, claim, or demand it may now or hereafter have against Tenant by reason of such payment to Mortgagee, and any such payment shall discharge the obligations of Tenant to make such payment to Landlord.

     IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written.

WITNESSES:                              MORTGAGEE:

                                        ----------------------------------------


                                        By:
-------------------------------------       ------------------------------------
Name:

                                        Its:
-------------------------------------        -----------------------------------
Name:


                                        TENANT:

                                        ----------------------------------------


                                        By:
-------------------------------------       ------------------------------------
Name:

                                        Its:
-------------------------------------        -----------------------------------
Name:


                                        LANDLORD:

                                        ----------------------------------------


                                        By:
-------------------------------------       ------------------------------------
Name:

                                        Its:
-------------------------------------        -----------------------------------
Name:

STATE OR COMMONWEALTH OF ________________
                        :                 ss.
COUNTY OF _______________________________

     On this, the _____ day of ________________, 20___, before me, the undersigned officer, personally appeared _______________________, who acknowledged himself/herself to be the ____________________________ of ___________________________, and signed the foregoing instrument for the purposes therein contained as his/her free act and deed and the free act and deed of such entity.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal the day and year aforesaid.

-------------------------------------
            Notary Public

My Commission Expires:

STATE OR COMMONWEALTH OF ________________
                        :                 ss.
COUNTY OF _______________________________

     On this, the _____ day of ________________, 20___, before me, the undersigned officer, personally appeared _______________________, who acknowledged himself/herself to be the ____________________________ of ___________________________, and signed the foregoing instrument for the purposes therein contained as his/her free act and deed and the free act and deed of such entity.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal the day and year aforesaid.

-------------------------------------
            Notary Public

My Commission Expires:

STATE OR COMMONWEALTH OF ________________
                        :                 ss.
COUNTY OF _______________________________

     On this, the _____ day of ________________, 20___, before me, the undersigned officer, personally appeared _______________________, who acknowledged himself/herself to be the ____________________________ of ___________________________, and signed the foregoing instrument for the purposes therein contained as his/her free act and deed and the free act and deed of such entity.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal the day and year aforesaid.

-------------------------------------
            Notary Public

My Commission Expires: